FILED
IN THE OFFICE OF THE
SECRETARY  OF STATE OF THE
STATE OF NEVADA
JUL 18 1996
DEAN HELLER SECRETARY OF STATE



                 AMENDMENT TO CERTIFICATE OF DETERMINATION OF
                          RIGHTS AND PREFERENCES OF
                          SERIES A PREFERRED STOCK
                       OF COLECCIONES DE RAQUEL, INC,
                            A Nevada Corporation

        The undersigned, Raquel Zepeda and Elizabeth A. Camacho, hereby certify that:


        1. They are the duly elected and acting President and Secretary, respectively of COLECCIONES DE RAQUEL, INC. (the "Corporation").

        2. This Amendment to Certificate is filed pursuant to Section 78.195, Subsection 6 and Section 78.1955, Subsection 4 of the Nevada Business Corporation Act.

        3. Pursuant to authority given by the Corporation's Articles of Incorporation as amended March 1, 1994, the Board of Directors has duly adopted the following recitals and resolutions:

             WHEREAS, on February 7, 1996 the Certificate of Determination of Rights and Preferences of Series A Preferred Stock of COLECCIONES DE RAQUEL, INC., a Nevada Corporation was executed and caused to be filed with the Secretary of State, and designated said stock as follows:

             (a) The initial series of Preferred Stock shall be designated "Series A Preferred Stock."

             (b) The number of shares constituting the Series A Preferred Stock shall be 100,000 shares.

             (c)  The Series Preferred Stock will not be entitled to dividends.

             (d) In the event of any liquidation or winding up of the Corporation, the holder of the Series A Preferred stock will be entitled to receive in preference to the holders of common stock an amount equal to the par value per share for each share of Series A Preferred Stock. Thereafter, the Series A Preferred Stock will have no further participation in liquidation proceeds. A consolidation or merger of the Corporation shall not be deemed to be a liquidation or winding up for purposes of the liquidation preference.

             (e) The Series A Preferred Stock will be convertible into shares of common stock in the event the Corporation attains specified levels of annual audited

                                       1
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        net income for any fiscal year as follows:



                           Aggregate                 Aggregate
                           Number of                 Number of
        Annual             Shares of                 Shares of
        Audited            Preferred Stock           Common Stock
        Net Income          Convertible               Issuable
        ----------         ---------------           -------------
        $1,000,000              15,000                  1,500,000
        $1,500,000              25,000                  2,500,000
        $2,500,000              50,000                  5,000,000
        $5,000,000             100,000                 10,000,000



             (f) In the event that the Employment Agreement between the Corporation and Raquel Zepeda is terminated by the Corporation for any of the reasons stated therein, the Corporation has the right to redeem any shares of Series A Preferred Stock held by Ms. Zepeda that remain outstanding at their par value of $.001 per share.

             (g) Each share of Series A Preferred Stock will be entitled to 120 non-cumulative votes on all matters presented to stockholders, including the election of directors.

             WHEREAS, the Board of Directors of the Corporation has the right to determine or alter the characteristics of any class of Preferred Stock issued, including, but not limited to, such characteristics as voting rights, dividend requirements, redemption provisions, conversion privileges, and liquidation preferences, and to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them;

             WHEREAS, the aforementioned Series A Preferred Stock has not been issued;

             NOW, THEREFORE, BE IT RESOLVED, that he Board of Directors hereby determines to amend the previous designation of, number of shares constituting, and the rights, preferences privileges and restrictions relating to said series of Series A Preferred Stock, set forth in the Certificate of Determination of Rights and Preferences of Series A Preferred Stock of COLECCIONES DE RAQUEL, INC., Section (e) as follows:

             (e) Each share of Series A Preferred Stock shall be convertible to 200 shares of Common Stock at any which time that the Board of Directors deems it appropriate.

        The undersigned, Raquel Zepeda and Elizabeth A. Camacho, the President and Secretary, respectively, of COLECCIONES DE

                                      1.1
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RAQUEL, INC., each declares under penalty of perjury under the laws of the
State of Nevada that the matters set out in the foregoing Certificate are true of her own knowledge.

Executed at Beverly Hills, California on June 21, 1996.

                                                     /s/
                                                     -------------------------
                                                     RAQUEL ZEPEDA


                                                     /s/
                                                     -------------------------
                                                     ELIZABETH A. CAMACHO

STATE OF CALIFORNIA       )
                          )    ss:
COUNTY OF LOS ANGELES     )

On June 21, 1996, before me,   Lester Miller - Notary Public  , personally
                            ----------------------------------
appeared RAQUEL ZEPEDA and ELIZABETH A. CAMACHO personally known to me (OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in in their authorized capacities, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.



Signature /s/ Lester Miller
          -----------------------

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